EXHIBIT 23C

                       CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 1995, except for note 12, as to which the date is May 8, 1995 in the Registration Statement No. 333-09935 (Form SB-2) and related Prospectus of MultiMedia Access Corporation for the registration of 1,800,000 shares of its common stock and 1,800,000 redeemable common stock purchase warrants.

Vienna, VA                                  HOFFMAN, MORRISON & FITZGERALD, P.C.
November 15, 1996                   (formerly Hoffman, Dykes & Fitzgerald, P.C.)